Exhibit 99.1

For More Information Contact:
John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Results of Operations for
the Three Months Ended March 31, 2009

NEW HAVEN, Conn. (May 5, 2009) – Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”), the holding company for The Bank of Southern Connecticut, announced results of operations for the three months ended March 31, 2009.  The Company sustained a loss of ($2,307,676) or ($0.86) per share versus income of $336,390 or $0.11 per share for the three months ended March 31, 2008.

The loss sustained by the Company is largely attributable to a provision for loan losses of $2,146,130 for the three months ended March 31, 2009 related to a group of approximately 10 loans that have been severely impacted by prevailing economic conditions.

“Softness in the economy contributed to the poor financial performance of Southern Connecticut Bancorp, Inc. in the first quarter,” said John H. Howland, President and Chief Operating Officer of the Company.  “Deteriorating economic conditions manifested themselves in the Company’s increase in non-accrual loans, and also in reduced balances of deposit accounts from a number of our customers whose businesses have been affected by reduced economic activity generally.  It is important to note that although the Company today is announcing a substantial provision, our capital position remains healthy and we continue to maintain capital ratios in excess of those necessary to be well capitalized pursuant to federal guidelines.”

As of March 31, 2009, the Company had $16,218,084 in Shareholders’ Equity.  The following table summarizes the Company and the Bank’s capital ratios as well as regulatory requirements as of March 31, 2009:

			For Capital
(dollars in thousands)	Actual		Adequacy Purposes
	Amount	Ratio	Amount	Ratio

The Company:

Total Capital to Risk Weighted Assets	$ 17,357	16.04%	$ 8,658	8.00%
Tier 1 Capital to Risk Weighted Assets	15,980	14.77%	4,329	4.00%
Tier 1 (Leverage) Capital to Average Assets	15,980	14.01%	4,561	4.00%

			For Capital
	Actual		Adequacy Purposes
	Amount	Ratio	Amount	Ratio
The Bank:

Total Capital to Risk Weighted Assets	$ 15,908	14.93%	$ 8,525	8.00%
Tier 1 Capital to Risk Weighted Assets	14,551	13.65%	4,263	4.00%
Tier 1 (Leverage) Capital to Average Assets	14,551	12.92%	4,503	4.00%

With respect to the large provision for loan losses, management determined that taking the reserve at this time is the conservative, prudent course of action with respect to the group of individually identified loans.  The Company also increased its general reserve levels on performing loans based upon prevailing nationwide economic conditions and forecasts.  As of March 31, 2009, the Company’s Allowance for Loan Losses was $3,329,681 or 3.70% of Gross loans versus $1,183,369 and 1.31% as of December 31, 2008.  Non-accrual loans increased to $3,014,527 or 3.35% of Gross loans versus $881,948 and 0.98% as of December 31, 2008. The Allowance for Loan Losses at March 31, 2009 provided 1.10 times coverage of non-accrual loans compared to 1.34 times at December 31, 2008.

“Last year Southern Connecticut Bancorp embarked on an ambitious initiative to reduce expenses,” said Stephen V. Ciancarelli, Chief Financial Officer.  “In the first quarter of 2009, excluding unusual items, the Company reduced its core operating expenses by $264,996 or 16.3% compared to the first quarter of 2008.”

The decrease in core operating expenses in the first quarter of 2009 in comparison to the same period in 2008 is primarily due to lower salaries and benefits resulting from reductions in staff at the Bank of over 10%  (through elimination of positions and the sale of the Bank’s branch office located in New London, Connecticut) and the elimination of certain employee benefits and bonus accruals for 2009, as well as negotiated expense reductions realized for certain insurance contracts and telecommunication services.

The Company’s wholly owned subsidiary, SCB Capital, Inc., reported a loss of $44,955 for the three months ended March 31, 2009.  SCB Capital, Inc. does business as Evergreen Financial Services (a mortgage broker) and commenced operations in August 2008.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut. Southern Connecticut Bancorp, Inc. also operates a mortgage brokerage business through Evergreen Financial Services, a division of SCB Capital, Inc., a wholly owned subsidiary of the Company.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

Financial Highlights
	March 31,	December 31,
BALANCE SHEET DATA	2009	2008
Loans Receivable (net of ALLL)	$86,614,112	$89,241,432
Money Market / CD's	14,215,476	10,280,062
Investment Securities	3,619,032	5,130,005
Deposits:
Checking - Non Interest Bearing	20,930,787	28,214,381
Checking - Interest Bearing	191,307	304,068
NOW	3,830,927	5,381,422
Money Market	27,525,334	26,578,024
Savings	1,646,162	1,492,378
Time Deposits	40,347,239	31,999,751
Total Deposits	94,471,756	93,970,024

Total Assets	113,365,273	114,916,562

Total Shareholders' Equity	16,218,084	18,540,954

Book Value per Share	$6.03	$6.90
Tangible Book Value per Share	5.94	6.81

Tier 1 Leverage Capital Ratio	14.01%	15.64%

ALLL / (ALLL+Net Loans+Loans Held for Sale)	3.70%	1.31%
Non-Accruing Assets	$3,014,527	$881,948
ALLL / Non-Accruing Loans	1.10 times	1.34 times
Note: ALLL = Allowance for Loan and Lease Losses

	Three Months	Three Months
	Ended	Ended
STATEMENT OF OPERATIONS DATA	March 31, 2009	March 31, 2008
Interest Income	$1,564,768	$1,993,519
Interest Expense	494,021	690,667

Net Interest Income	1,070,747	1,302,852
Provision for Loan Losses	2,146,130	9,760
Net Interest (Loss) Income after Provision for Loan Losses	(1,075,383)	1,293,092

Noninterest Income	163,425	983,109

Noninterest Expense	1,395,718	1,939,811

Net (Loss) Income	$(2,307,676)	$336,390

Net Interest Margin	4.08%	4.64%

PER SHARE DATA
Basic (Loss) Income per Share	$(0.86)	$0.11
Diluted (Loss) Income per Share	$(0.86)	$0.11

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Balance Sheets
March 31, 2009 and December 31, 2008 (unaudited)
	March 31,	December 31,
	2009	2008
Assets
Cash and due from banks	$3,951,899	$5,267,439
Short-term and other investments	12,664,896	8,637,450
Cash and cash equivalents	16,616,795	13,904,889

Interest bearing certificates of deposit	1,550,580	1,642,612
Available for sale securities	3,619,032	5,130,005
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses
$3,329,681 in 2009 and $1,183,369 in 2008)	86,614,112	89,241,432
Accrued interest receivable	453,924	411,729
Premises and equipment, net	2,682,047	2,754,153
Other assets	1,762,683	1,765,642
Total assets	$113,365,273	$114,916,562

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$20,930,787	$28,214,381
Interest bearing deposits	73,540,969	65,755,643
Total deposits	94,471,756	93,970,024

Repurchase agreements	414,732	214,391
Accrued expenses and other liabilities	1,179,575	1,010,255
Capital lease obligations	1,081,126	1,180,938
Total liabilities	97,147,189	96,375,608

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;
shares issued and outstanding: 2009 2,688,152; 2008 2,688,152	26,882	26,882
Additional paid-in capital	22,523,848	22,521,164
Accumulated deficit	(4,035,302)	(4,169,051)
Current (Loss) Income	(2,307,676)	133,749
Accumulated other comprehensive gain – net unrealized
gain on available for sale securities	10,332	28,210
Total stockholders' equity	16,218,084	18,540,954

Total liabilities and stockholders' equity	$113,365,273	$114,916,562

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Statement of Operations
For the Three Months Ended March 31, 2009 and 2008 (unaudited)

	Three Months Ended
	March 31,
	2009	2008
Interest Income
Interest and fees on loans	$1,457,690	$1,754,490
Interest on securities	59,394	39,367
Interest on federal funds sold and short-term investments	47,684	199,662
Total interest income	1,564,768	1,993,519

Interest Expense
Interest on deposits	448,372	644,572
Interest on capital lease obligations	43,985	44,036
Interest on repurchase agreements	1,664	2,059
Total interest expense	494,021	690,667

Net interest income	1,070,747	1,302,852

Provision for Loan Losses	2,146,130	9,760

Net interest (loss) income after provision for loan losses	(1,075,383)	1,293,092

Noninterest Income:
Service charges and fees	144,695	175,738
Gains from sale of branch	-	777,813
Other noninterest income	18,730	29,558
Total noninterest income	163,425	983,109

Noninterest Expense
Salaries and benefits	775,488	1,271,826
Occupancy and equipment	182,378	191,293
Professional services	135,886	110,944
Data processing and other outside services	101,055	106,124
Advertising and promotional expense	10,651	13,262
Forms, printing and supplies	(1,300)	17,124
FDIC Insurance	46,323	29,989
Other operating expenses	145,237	199,249
Total noninterest expenses	1,395,718	1,939,811

Net (loss) income	$(2,307,676)	$336,390

Basic (Loss) Income per Share	$(0.86)	$0.11
Diluted (Loss) Income per Share	$(0.86)	$0.11

Dividends per Share	$-	$-